Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of March 27, 2013 (the “Agreement”), is by and among, MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC., a Delaware corporation (the “Company”), GSMP V ONSHORE US, LTD., GSMP V OFFSHORE US, LTD. and GSMP V INSTITUTIONAL US, LTD. (GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd., are hereinafter individually, a “Noteholder” and collectively the “Noteholders”, and, together with the Company, the “Parties”).

W I T N E S S E T H

WHEREAS, the Noteholders are the beneficial owners of $325,000,000 in aggregate principal amount of the Company’s 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”), which Notes were issued pursuant to the Indenture, dated as of March 25, 2008, among the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”), as amended, supplemented or modified prior to the date hereof (the “Indenture”); and

WHEREAS, each Noteholder has agreed to sell to the Company, and the Company has agreed to purchase from each Noteholder, Notes in the aggregate principal amount set forth next to such Noteholder’s name on Schedule A hereto, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1. Purchase and Sale of the Notes. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), each Noteholder shall sell to the Company, and the Company shall purchase from each Noteholder, the aggregate principal amount of Notes set forth next to the Noteholder’s name on Schedule A hereto.

Section 2. Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid hereunder by the Company to the Noteholders as consideration for the purchase of the Notes shall be an amount equal to 106.625% of the aggregate principal amount of Notes being purchased hereunder, plus accrued and unpaid interest on the Notes to (but not including) the Closing Date (as defined below). The Parties agree that upon the Noteholders’ receipt of the Purchase Price, the Company will instruct the Trustee to cancel the Notes, and the Company will have no further obligations to the Noteholders under the Notes.

Section 3. Closing. The sale and purchase of the Notes contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, TX, at 10:00 A.M. local time on March 28, 2013, or at such other place or at such other time or on such other date as the Company and the Noteholders may mutually agree upon in writing (the day on which the Closing actually takes place being the “Closing Date”). All actions taken at the Closing will be deemed to occur simultaneously.

Section 4. Closing Deliveries.

(a) Subject to the satisfaction of the conditions to closing set forth in Section 5(a) of this Agreement, at the Closing, the Noteholders shall deliver or cause to be delivered to the Company, by electronic delivery to The Depository Trust Company via Deposit/Withdrawal at Custodian, the Notes free and clear of all Liens (as defined below).

(b) Subject to the satisfaction of the conditions to closing set forth in Section 5(b) of this Agreement, at the Closing, the Company shall deliver or cause to be delivered to the Noteholders the Purchase Price, by wire transfer in US$ in immediately available funds to the account or accounts specified by the Noteholders in writing on, or prior to, the date hereof.

Section 5. Conditions to Closing.

(a) The Noteholders’ obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, of the following conditions:

(i) The representations and warranties of the Company made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made; and

(ii) The Company shall have duly performed and complied with all of the obligations that the Company is required to perform or to comply with pursuant to the Agreement at or prior to the Closing.

(b) The Company’s obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, of the following conditions:

(i) The representations and warranties of the Noteholders made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made;

(ii) The Noteholders shall have duly performed and complied with all of the obligations that the Noteholders are required to perform or comply with pursuant to this Agreement at or prior to the Closing; and

(iii) MoneyGram International Inc., a Delaware corporation (the “Parent”), shall have closed and received the net proceeds due it under that certain Amended and Restated Credit Agreement, dated on or about March 28, 2013, among the Parent, Bank of America, N.A., as Administrative Agent, and the other parties thereto.

Section 6. Representations and Warranties of the Noteholders. The Noteholders severally but not jointly represent and warrant to the Company that:

(a) The execution, delivery and performance by each Noteholder of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of each Noteholder and have been or will have been duly authorized by all necessary action on the part of each Noteholder, and this Agreement constitutes a valid and binding agreement of each Noteholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by the Noteholders of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not violate the constituent documents of any Noteholder.

(c) Each Noteholder is the beneficial owner of the Notes set forth next to the Noteholder’s name on Schedule A hereto, such Notes represent all of the aggregate principal amount of Notes beneficially owned by the Noteholder, and upon the consummation of the transactions contemplated hereby, the Company will receive the Notes free and clear of all encumbrances, liens, equities or claims created by the Noteholder, if any (collectively, “Liens”).

(d) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Noteholders who might be entitled to any fee or commission from the Noteholders upon consummation of the transactions contemplated by this Agreement.

(e) The Noteholders acknowledge that the Company has made no representations, warranties or covenants regarding the purchase of the Notes, the operation or financial condition of the Company, or the fair market value of the Notes that are not reflected in this Agreement.

Section 7. Representations and Warranties of the Company. The Company represents and warrants to the Noteholders, as of the date hereof and as of the Closing Date, that:

(a) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of the Company and have been or will have been duly authorized by all necessary action on the part of the Company, and this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Company.

(c) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of incorporation or bylaws of the Company, (ii) violate any material agreement to which the Company is a party or by which the Company or any of its property or assets is bound, including the Indenture or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Company.

(d) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or the Noteholders upon consummation of the transactions contemplated by this Agreement.

(e) The Company is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) and (ii) purchasing the Notes (A) for its own account or for the account of a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) in a transaction meeting the requirements of Rule 144A, (B) in reliance on Rule 144A and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Section 8. Termination of Second Amended and Restated Note Purchase Agreement. Effective as of the Closing, the Second Amended and Restated Note Purchase Agreement, dated March 24, 2008, among the Company, the Parent and the Noteholders (excluding indemnification provisions which expressly survive pursuant to Section 10.15 thereto) shall terminate and be of no further force and effect.

Section 9. Termination. This Agreement may be terminated at any time prior to Closing:

(a) by the Noteholders or the Company if the Closing shall not have occurred by noon, Central Time, on April 5, 2013; provided, however, that such right to terminate this Agreement shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(b) by the written consent of the Company and the Noteholders.

Section 10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a)(i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and (b) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10):

(a)	if to the Noteholders:

GSMP V Onshore US, Ltd.

GSMP V Offshore US, Ltd.

GSMP V Institutional US, Ltd.

200 West Street

New York, NY 10282-2198

Telephone number: (212)902-2473

Facsimile number: (212) 357-5505

Attention: c/o Eric Goldstein

with a copy to:

F. William Reindel

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Telephone number: (212) 859-8189

Facsimile number: (212) 859-4000

Attention: F. William Reindel

(b)	if to the Company:

MoneyGram Payment Systems Worldwide, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, TX 75201

Telephone number: (214) 999-7551

Facsimile number: (214) 999-7670

Attention: Corinna Ulrich

with a copy to:

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Telephone number: (214) 220-7714

Facsimile number: (214) 999-7714

Attention: Christine A. Hathaway

Section 11. Effectiveness. This Agreement shall become effective when it shall have been executed by the Parties, and each Party or its representative shall have received signature pages hereto of each other Party and thereafter shall be binding upon and inure to the benefit of each Party.

Section 12. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 13. GOVERNING LAW; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAWS PRINCIPALS THEREOF.

(b) If any action, proceeding or litigation shall be brought by any Party in order to enforce any right or remedy under this Agreement, such party hereby consents and will submit, and will cause each of its subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Party hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

(c) Each Party irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in Section 10 hereto, such service to become effective thirty (30) days after such mailing.

(d) Nothing herein shall affect the right of any Party to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction. If service of process is made on a designated agent it should be made by either personal delivery or mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

(e) THE COMPANY AND EACH NOTEHOLDER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

Section 14. Execution in Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or other electronic means shall be effective as delivery of manually executed counterparts of this Agreement.

Section 15. Amendments and Waivers; Remedies Cumulative. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and are not exclusive of any rights or remedies provided by law.

Section 16. Expenses. The Company will (whether or not the Closing occurs) reimburse the Noteholders for all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and disbursements of one firm of outside counsel and any local counsel, if necessary) incurred by the Noteholders in connection with the transactions contemplated by this Agreement and in connection with any amendments, waivers or consents under or in respect of this Agreement (whether or not such amendment, waiver or consent becomes effective), including the reasonable and documented out-of-pocket costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, including in connection with any insolvency or bankruptcy of the Company or any of its subsidiaries or in connection with any work-out or restructuring of the transactions contemplated hereby or by the Notes. The Company hereby agrees to reimburse the Noteholders for out-of-pocket expenses pursuant to this Section 16: (A) substantially concurrently with the Closing if Closing does occur and (B) promptly upon request by a Noteholder if Closing does not occur.

Section 17. Press Releases and Public Announcements. All public announcements or disclosures relating to this Agreement shall be made only if mutually agreed upon by the Parties except the Parties may make such disclosures (i) to their respective employees, auditors, investors, partners, creditors, lenders, rating agencies, advisors or counsel, in each case, to the extent such disclosure reasonably relates to (1) the consummation of the transactions contemplated hereby or (2) the Noteholders’ (or their successors’ or affiliates’) fund-raising or related business activities and, in each case, such person has entered into a customary confidentiality agreement obligating such person to keep such information confidential or is otherwise bound by an appropriate confidentiality obligation, (ii) to the extent such disclosure is reasonably believed by the Company or the Noteholders to be required by law or by regulation (including any applicable stock exchange rules and regulations) or (iii) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation; provided, however, that, in connection with any disclosure of or relating to this Agreement (including its existence or contents) or the transaction contemplated herein pursuant to clauses (ii) or (iii) above, the disclosing Party shall: (A) provide the other Parties with reasonable notice of such requirement prior to making any disclosure and (B) (x) in connection with any public or publicly available disclosure, deliver a draft of such disclosure to the other Parties and give the other Parties reasonable advance opportunity to review and comment thereon prior to disclosure (which comments shall be considered and incorporated in good faith) and (y) in connection with any other disclosure, use commercially reasonable efforts to cooperate with the other Parties in seeking an appropriate protective order or confidential treatment of the information being disclosed.

Section 18. Consummation of the Transactions: For the avoidance of doubt, the Parties shall use reasonable best efforts to consummate the transactions contemplated in this Agreement as soon as reasonably practicable.

Section 19. Survival: The provisions of Sections 13, 16 and 17 of this Agreement shall survive the expiration or earlier termination of this Agreement for any reason.

IN WITNESS WHEREOF, the Company and the Noteholders have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

Noteholders:

GSMP V ONSHORE US, LTD.

By:	/s/ Tracy Sellers
Name:	Tracy Sellers
Title:	Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ Tracy Sellers
Name:	Tracy Sellers
Title:	Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Tracy Sellers
Name:	Tracy Sellers
Title:	Vice President

Company:

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ Lawrence Angelilli
Name:	Lawrence Angelilli
Title:	Senior Vice President and Treasurer

Schedule A

Beneficial Ownership of Notes

Noteholder	Aggregate Principal Amount of Notes
GSMP V Onshore US, Ltd.	$125,428,550
GSMP V Offshore US, Ltd.	$187,411,900
GSMP V Institutional US, Ltd.	$12,159,550